Exhibit 3

DISCLAIMER OF BENEFICIAL OWNERSHIP

Each of the undersigned disclaims beneficial ownership of the securities referred to in the Amendment No. 9 to Schedule 13D to which this exhibit is attached, and the filing of the Amendment No. 9 to Schedule 13D shall not be construed as an admission that any of the undersigned is, for the purpose of Section 13D or 13G of the Securities Exchange Act of 1934, as amended, the beneficial owner of any securities covered by the Amendment No. 9 to Schedule 13D.

RESURGENCE ASSET MANAGEMENT, L.L.C.

By:	/s/ Martin D. Sass
Name:	Martin D. Sass
Title:	Chairman and Chief Executive Officer

RESURGENCE ASSET INTERNATIONAL, LTD.

By:	/s/ Martin D. Sass
Name:	Martin D. Sass
Title:	Chairman and Chief Executive Officer

RE/ENTERPRISE ASSET MANAGEMENT, L.L.C.

By:	/s/ Martin D. Sass
Name:	Martin D. Sass
Title:	Chairman and Chief Executive Officer

MARTIN D. SASS

/s/ Martin D. Sass
Martin D. Sass